                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Consolidated Communications, Inc.                                  (Illinois)

Consolidated Communications Business Systems, Inc.                 (Delaware)

Consolidated Communications Market Response, Inc.                  (Illinois)

Consolidated Communications Mobile Services, Inc.                  (Delaware)

Consolidated Communications Network Services, Inc.                 (Delaware)

Consolidated Communications Operator Services, Inc.                (Delaware)

Consolidated Communications Public Services, Inc.                  (Illinois)

Illinois Consolidated Telephone Company                            (Illinois)

Consolidated Communications Texas Holdings, Inc.                   (Delaware)

Consolidated Communications Acquisition Texas, Inc.                (Delaware)

Consolidated Communications Ventures Company                       (Delaware)

Consolidated Communications of Fort Bend Company                   (Texas)

Consolidated Communications of Texas Company                       (Texas)

Consolidated Communications Services Company                       (Texas)

Consolidated Communications Telecom Services of Texas Company      (Texas)

Consolidated Communications Transport Company                      (Texas)

East Texas Fiber Line Inc.                                         (Texas)

Fort Bend Fibernet                                                 (Texas)